Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the date on the signature page to this Agreement (the “Effective Date”), by and between Michael J. Solomon and Solomon Family Trust dated December 21, 1989 (collectively, the “Sellers”) who are the record and beneficial owners of shares of common stock of Truli Media Group, Inc., a Delaware corporation (the “Company”), the signatory hereto (the “Purchaser”), and, solely with respect to Sections 6 and 7(f) and (m), the Company.

WHEREAS, the Sellers desire to sell, and the Purchaser desires to purchase, 1,336,676 shares of common stock, par value $0.0001 per share (the “Shares”) of the Company on and subject to the terms of this Agreement;

WHEREFORE, the parties hereto hereby agree as follows:

1. Sale of the Shares. Subject to the terms and conditions of this Agreement, and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, the Sellers shall sell to the Purchaser, and the Purchaser shall purchase from the Sellers the number of Shares set forth on the signature page to this Agreement for a total of $6,000 with the purchase price to each Seller as reflected on the signature page to this Agreement.

2. Closing.

(a) The purchase and sale of the Shares (the “Closing”) shall take place at a time mutually agreeable to the parties upon the terms and subject to the conditions set forth herein at such location as the parties shall mutually agree.

(b) Closing Conditions:

(i) The Sellers shall deliver to Nason, Yeager, Gerson, White & Lioce, P.A., as Escrow Agent, (i) the stock certificates evidencing the Shares and (ii) executed stock powers duly endorsed in form for transfer to the Purchaser, including medallion guarantee.

(ii) The Purchaser shall deliver to the Sellers the purchase price by wire transfer in accordance with the wire instructions attached hereto.

(iii) At and at any time after the Closing, the parties shall duly execute, acknowledge and deliver all such further assignments, conveyances, instruments and documents, and shall take such other action consistent with the terms of this Agreement to carry out the transactions contemplated by this Agreement.

(iv) All representations, covenants and warranties of the Purchaser and the Sellers contained in this Agreement shall be true and correct on and as of the date of the Closing with the same effect as though the same had been made on and as of such date.

(v) The Purchaser shall have been appointed Chief Executive Officer and Chief Financial Officer of the Company pursuant to Section 6, below.

3. Representations and Warranties of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Sellers:

(a) The Purchaser has the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Purchaser in connection with the execution and performance by the Purchaser of this Agreement or the execution and performance by the Purchaser of any agreements, instruments or other obligations entered into in connection with this Agreement.

(b) This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(c) The Purchaser has been notified of the availability of the Company’s Form 10-K for the year ended December 31, 2015 and all subsequent filings with the Securities and Exchange Commission (the “SEC”) and has had the opportunity to review such reports.

(d) The Purchaser is aware of the Company’s business affairs and financial condition, has reached an informed and knowledgeable decision to purchase the Shares and recognizes that such purchase entails a high degree of risk as provided in the Company’s Form 10-K for the year ended December 31, 2015 and subsequent reports and other filings with the SEC.

(e) The Purchaser is an accredited investor for one of the reasons set forth on Schedule 1.

(f) The Purchaser is acquiring the Shares, for its own account for investment and not with a view to, or resale in connection with, the distribution.

(g) The Purchaser understands that the Shares have not been registered under the Act in reliance on an exemption from registration under the Securities Act of 1933 (the “Act”) pursuant to Section 4(a)(2) thereof and Rule 506(b) thereunder the certificates, will bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS CERTIFICATE THAT AN EXEMPTION FROM REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE WITH RESPECT TO SUCH TRANSFER. ANY SUCH TRANSFER MAY ALSO BE SUBJECT TO COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS.

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(h) The Sellers have not made any other representations to the Purchaser other than those set forth in the Agreement and the Purchaser is relying only upon the Sellers’ representations set forth in Section 4.

4. Representations and Warranties of the Sellers. The Sellers hereby makes\ the following representations and warranties to the Purchaser, which may be relied on by any subsequent purchaser of the Purchaser’s capital stock and their counsel:

(a) The Sellers own the Shares free and clear of all any and all liens, claims, encumbrances, preemptive rights, right of first refusal and adverse interests of any kind.

(b) The Sellers have the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and otherwise to carry out Seller’s obligations hereunder. No consent, approval or agreement of any individual or entity is required to be obtained by the Sellers in connection with the execution and performance by the Sellers of this Agreement or the execution and performance by the Sellers of any agreements, instruments or other obligations entered into in connection with this Agreement.

(c) This Agreement has been duly executed and delivered by the Sellers. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Sellers enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(d) There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the Sellers’ knowledge, threatened against the Sellers or any of the Sellers’ properties. There is no judgment, decree or order against the Sellers that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(e) There are no material claims, actions, suits, proceedings, inquiries, labor disputes or investigations pending or, to the Sellers’ knowledge, threatened against the Sellers or any of its assets, at law or in equity or by or before any governmental entity or in arbitration or mediation. No bankruptcy, receivership or debtor relief proceedings are pending or, to the Sellers’ knowledge, threatened against the Sellers.

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(f) The Sellers are aware of the Company’s business affairs and financial condition and have reached an informed and knowledgeable decision to sell the Shares.

(g) The Purchaser has not made any other representations to the Sellers other than those set forth in the Agreement and the Sellers is relying only upon the Purchaser’s representations set forth in Section 3.

5. Finder’s Fee. The Sellers represent and warrant that no person is entitled to receive a finder’s fee from the Sellers in connection with this Agreement as a result of any action taken by the Purchaser or the Sellers pursuant to this Agreement, and agrees to indemnify and hold harmless the Purchaser, its officers, directors and affiliates, in the event of a breach of the representation and warranty. This representation and warranty shall survive the Closing.

6. Appointment of Purchaser as Executive Officer of the Company. On or prior to the Effective Date of this Agreement, the Company shall appoint the Purchaser as the Chief Executive Officer and Chief Financial Officer of the Company, subject to the Purchaser having provided the Company with current and accurate biographical information, questionnaires and other information required by the Company to comply with its disclosure obligations under applicable securities laws.

7. Miscellaneous.

(a) Entire Agreement. This Agreement constitutes the entire agreement of the parties, superseding and terminating any and all prior or contemporaneous oral and written agreements, understandings or letters of intent between or among the parties with respect to the subject matter of this Agreement. No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement and is signed by the parties to this Agreement, or, in the case of waiver, by the party granting the waiver. No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties to this Agreement that this Agreement is intended to be, and is, the complete and exclusive statement of the Agreement with respect to its subject matter. Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.

(b) Severability. If any section, term or provision of this Agreement shall to any extent be held or determined to be invalid or unenforceable, the remaining sections, terms and provisions shall nevertheless continue in full force and effect.

(c) Notices. All notices, offers, acceptance and other acts under this Agreement (except payment) shall be in writing signed, and shall be sufficiently given delivered to the addressees in person, by Federal Express or similar overnight next day business day delivery, or by email delivery followed by overnight next business day delivery, in accordance with the information provided under each party’s name on the signature page to this Agreement.

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(d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements executed and to be performed wholly within such State, without regard to any principles of conflicts of law.

(e) Waiver of Jury Trial. EACH PARTY hereby expressly waiveS any right to a trial by jury in the event of any suit, action or proceeding to enforce this Agreement or any other action or proceeding which MAY arise OUT OF OR IN ANY WAY BE CONNECTED WITH THIS AGREEMENT OR ANY OF THE OTHER DOCUMENTS.

(f) Expenses. The Company shall be responsible and liable for the legal fees and expenses incurred in connection with the preparation of this Agreement, the consummation of the transactions contemplated by this Agreement and related expenses.

(g) Successors. This Agreement shall be binding upon the parties and their respective heirs, executors, administrators, legal representatives, successors and assigns; provided, however, that neither party may assign this Agreement or any of its rights under this Agreement without the prior written consent of the other party.

(h) Further Assurances. Each party to this Agreement agrees, without cost or expense to any other party, to deliver or cause to be delivered such other documents and instruments as may be reasonably requested by any other party to this Agreement in order to carry out more fully the provisions of, and to consummate the transaction contemplated by, this Agreement.

(i) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may also be executed via facsimile, which shall be deemed an original.

(j) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties with the advice of counsel to express their mutual intent, and no rules of strict construction will be applied against any party.

(k) Headings. The headings in the Sections of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

(l) Survival. The representations and warranties of the parties shall survive the Closing and payment for the Shares.

(m) Non Interference. The Company and the Purchaser and his assignees, if any, shall not interfere with Michael J. Solomon’s ability to operate the current business of the Company in the ordinary course of business pending the exercise of his option as reflected in the Note Purchase Agreement dated as of September 20, 2016 including but not limited to voting the common stock of a corporation being organized as a wholly-owned subsidiary of the Company or changing the board of directors of such subsidiary.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date written below.

Sellers:

/s/ Michael Solomon
Michael J. Solomon

No. of Shares: 892,676

Purchase Price $4,020.00

Address:

1638 Tower Grove Drive

Beverly Hills, CA 30201

Solomon Family Trust

No. of Shares: 444,000	/s/ Michael Solomon

By: Michael J. Solomon, Trustee

Purchase Price $1,980.00

Address:

1638 Tower Grove Drive

Beverly Hills, CA 30201

Purchaser:

/s/ Elliot M. Maza

Elliot M. Maza

Address:

550 Sylvan Ave.

Suite 101

Englewood Cliffs, NJ 08632

SSN or Tax ID: __________________________

Date of Purchaser’s signature which shall be deemed to be the date of this Agreement:

9/21/16

Company (solely with respect to Section 6 and 7(f)):

/s/ Michael Solomon
Michael J. Solomon, Chief Executive Officer

Address:

Truli Media Group, Inc.

1638 Tower Grove Drive

Beverly Hills, CA 90210

Phone: (310) 274-0224

Attention: Chief Executive Officer

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